UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 2, 2020

(Date of earliest event reported)

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Victoria Place, 5th Floor

31 Victoria Street

Hamilton HM 10

Bermuda

(Address of principal executive offices, including Zip Code)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Former name, former address and former fiscal year, if changed since last report)

(441) 294 8096

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MRVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 2, 2020, Marvell Technology Group Ltd. (the “Company”) announced that its Board of Directors had declared the payment of its quarterly dividend of $0.06 per share to be paid on January 14, 2021 to all shareholders of record as of December 23, 2020. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. The payment of future quarterly cash dividends is subject to, among other things, the best interests of the Company and its shareholders, its results of operations, cash balances and future cash requirements, financial condition, statutory requirements of Bermuda law, and other factors that the Board of Directors may deem relevant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated December 2, 2020, titled “Marvell Technology Group Ltd. Declares Quarterly Dividend Payment”

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVELL TECHNOLOGY GROUP LTD.

Date: December 2, 2020	By:	/s/ Jean Hu
Jean Hu
Chief Financial Officer